UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2016
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
Halyard Health, Inc. (the “Company”) announced its results of operations for the three months ended March 31, 2016 in a press release dated May 4, 2016 that is attached and incorporated herein by reference as Exhibit 99.1.
The information, including exhibits attached hereto in Item 2.02 of this Current Report, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on April 28, 2016. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the three nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Withheld	Broker Non-Votes
John P. Byrnes	35,092,068	952,990	7,123,011
Maria Sainz	35,065,197	979,861	7,123,011
Dr. Julie Shimer	35,077,806	967,252	7,123,011
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm to audit the Company's 2016 financial statements:

For	42,819,632
Against	138,794
Abstain	209,643
Broker Non-Votes	—
The stockholders approved the advisory resolution approving executive compensation:

For	34,373,551
Against	1,483,590
Abstain	187,917
Broker Non-Votes	7,123,011
The stockholders approved the material terms of the performance goals under the Halyard Health, Inc. Equity Participation Plan:

For	34,647,510
Against	1,224,096
Abstain	173,452
Broker Non-Votes	7,123,011
Item 8.01    Other Events.
On May 4, 2016, the Company announced that it successfully closed its previous announced planned acquisition of CORPAK Medsystems, Inc. on May 2, 2016. The Company's May 4, 2016 press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No. 99.1. Press release issued by Halyard Health, Inc. on May 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	May 4, 2016	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary